Exhibit 99.1
N E W S      R E L E A S E

FOR IMMEDIATE RELEASE	Contact:	Steven E. Nielsen, President and CEO
H. Andrew DeFerrari, Senior Vice President and CFO
(561) 627-7171

Palm Beach Gardens, Florida	August 26, 2008
DYCOM ANNOUNCES FISCAL 2008 FOURTH QUARTER RESULTS AND
PROVIDES GUIDANCE FOR THE NEXT FISCAL QUARTER
Palm Beach Gardens, Florida, August 26, 2008—Dycom Industries, Inc. (NYSE: DY) announced its results today for the fourth quarter ended July 26, 2008. The Company reported income from continuing operations for the quarter ended July 26, 2008 on a non-GAAP basis of $9.1 million, or $0.23 per common share diluted. This excludes a non-cash impairment charge of $9.7 million resulting from the Company’s annual goodwill impairment test and a reduction of interest and income tax expense of $0.4 million and $1.1 million, respectively, related to the reversal of certain income tax related liabilities. The combined effect of these items was to decrease income from continuing operations by $4.5 million, net of tax, or $0.11 per common share diluted, for the quarter ended July 26, 2008. On a GAAP basis, income from continuing operations for the quarter ended July 26, 2008 was $4.6 million, or $0.12 per common share diluted, versus income from continuing operations for the quarter ended July 28, 2007 of $14.5 million, or $0.35 per common share diluted. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Total contract revenues for the quarter ended July 26, 2008 were $322.1 million compared to total contract revenues of $317.3 million for the quarter ended July 28, 2007, an increase of 1.5%. Stock-based compensation expense for the quarter ended July 26, 2008 and quarter ended July 28, 2007 was $0.6 million and $1.5 million, respectively, on a pre-tax basis.
For the year ended July 26, 2008, income from continuing operations on a non-GAAP basis was $31.4 million, or $0.77 per common share diluted. This excludes the non-cash goodwill impairment charge and reductions in interest and income tax expense, an accrual related to the previously announced wage and hour class action settlement and the reversal of a pre-acquisition payroll related accrual for the year ended July 26, 2008. On a combined basis, these items decreased income from continuing operations $7.0 million, net of tax, or $0.17 per common share diluted, for the year ended July 26, 2008. For the year ended July 28, 2007, income from continuing operations on a non-GAAP basis was $40.7 million, or $1.00 per common share diluted, excluding a gain on sale of real estate of $1.5 million net of tax, or $0.04 per common share diluted. On a GAAP basis, income from continuing operations for the year ended July 26, 2008 was $24.4 million, or $0.60 per common share diluted, compared to income from continuing operations of $42.2 million, or $1.04 per common share diluted, for the year ended July 28, 2007. See the attached tables which present a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures. Total contract revenues from continuing operations for the year ended July 26, 2008 were $1.230 billion compared to total contract revenues from continuing operations of $1.138 billion for the year ended July 28, 2007, an increase of 8.1%. Stock-based compensation expense for the year ended July 26, 2008 and the year ended July 28, 2007 was $5.2 million and $6.2 million, respectively, on a pre-tax basis.
Net income, including the results of discontinued operations, for the quarter ended July 26, 2008 was $3.1 million, or $0.08 per common share diluted, compared to $14.3 million, or $0.35 per common share diluted for the quarter ended July 28, 2007. Net income, including the results of discontinued operations, for the year ended July 26, 2008 was $21.7 million, or $0.53 per common share diluted, compared to $41.9 million, or $1.03 per common share diluted, for the year ended July 28, 2007.

Dycom also announced its outlook for the first quarter of fiscal 2009. The Company currently expects revenue for the first quarter of fiscal 2009 to range from $305 million to $325 million and diluted earnings per share to range from $0.18 to $0.23. Included in the expected results is stock-based compensation expense of approximately $1.8 million on a pre-tax basis.
A Tele-Conference call to review the Company’s results and address its outlook will be hosted at 9:00 a.m. (ET), Wednesday, August 27, 2008; Call 800-230-1059 (United States) or 612-234-9959 (International) ten minutes before the conference call begins and ask for the “Dycom Results” conference call. A live webcast of the conference call, along with a slide presentation, will be available at http://www.dycomind.com under the heading “Investors” and subheading “Event Details”. If you are unable to attend the conference call at the scheduled time, a replay of the live webcast and the slide presentation will also be available at http://www.dycomind.com until Friday, September 26, 2008.
Dycom is a leading provider of specialty contracting services throughout the United States. These services include engineering, construction, maintenance and installation services to telecommunications providers, underground facility locating services to various utilities including telecommunications providers, and other construction and maintenance services to electric utilities and others.
Fiscal 2008 results are preliminary and the quarterly and annual information is unaudited. This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. Such statements include, but are not limited to, the Company’s expectations for revenues and earnings per share. These statements are based on management’s current expectations, estimates and projections. Forward-looking statements are subject to risks and uncertainties that may cause actual results in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. Such risks and uncertainties include: business and economic conditions in the telecommunications industry affecting our customers, the adequacy of our insurance and other reserves and allowances for doubtful accounts, whether the carrying value of our assets may be impaired, the impact of any future acquisitions, the anticipated outcome of other contingent events, including litigation, liquidity needs and the availability of financing, as well as other risks detailed in our filings with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements.
—Tables Follow—

2

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
July 26, 2008 and July 28, 2007
Unaudited

	July 26,	July 28,
	2008	2007
	($ in 000’s)
ASSETS
Current Assets:
Cash and equivalents	$22,068	$18,862
Accounts receivable, net	146,420	146,864
Costs and estimated earnings in excess of billings	94,270	95,392
Deferred tax assets, net	19,474	15,478
Income taxes receivable	6,014	—
Inventories	8,994	8,268
Other current assets	7,301	7,266
Current assets of discontinued operations	667	307

Total current assets	305,208	292,437

Property and equipment, net	170,479	164,544
Intangible assets, net	302,998	320,952
Other	10,478	11,831

Total	$789,163	$789,764

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$29,835	$30,375
Current portion of debt	2,306	3,301
Billings in excess of costs and estimated earnings	483	712
Accrued insurance claims	29,834	26,902
Income taxes payable	—	1,947
Other accrued liabilities	66,275	63,076
Current liabilities of discontinued operations	2,731	939

Total current liabilities	131,464	127,252

Long-term debt	151,049	163,509
Accrued insurance claims	37,175	33,085
Deferred tax liabilities, net non-current	19,641	19,316
Other liabilities	5,314	1,322
Non-current liabilities of discontinued operations	427	649
Stockholders’ Equity	444,093	444,631

Total	$789,163	$789,764

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 26,	July 28,	July 26,	July 28,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)

Contract revenues	$322,087	$317,324	$1,229,956	$1,137,812

Cost of earned revenues, excluding depreciation and amortization	262,403	253,057	1,011,219	915,250
General and administrative expenses (1)	26,050	23,304	98,942	90,090
Depreciation and amortization	17,030	15,835	67,288	57,799
Goodwill impairment charge	9,672	—	9,672	—

Total	315,155	292,196	1,187,121	1,063,139

Interest income	73	165	691	966
Interest expense	(2,865)	(3,503)	(13,096)	(14,809)
Other income, net	2,113	1,833	7,154	8,647

Income from continuing operations before income taxes	6,253	23,623	37,584	69,477

Provision for income taxes	1,666	9,165	13,180	27,275

Income from continuing operations	4,587	14,458	24,404	42,202

Loss from discontinued operations, net of tax (2)	(1,497)	(164)	(2,726)	(318)

Net income	$3,090	$14,294	$21,678	$41,884

Earnings per common share — Basic:

Income from continuing operations	$0.12	$0.36	$0.60	$1.04
Loss from discontinued operations	(0.04)	—	(0.07)	(0.01)

Net income	$0.08	$0.35	$0.54	$1.04

Earnings per common share — Diluted:

Income from continuing operations	$0.12	$0.35	$0.60	$1.04
Loss from discontinued operations	(0.04)	—	(0.07)	(0.01)

Net income	$0.08	$0.35	$0.53	$1.03

Shares used in computing earnings per common share:
Basic	39,718,070	40,659,201	40,417,945	40,407,641

Diluted	39,801,674	41,066,597	40,601,739	40,713,895

Earnings per share amounts may not add due to rounding.

(1)	Includes stock-based compensation expense of $0.6 million and $5.2 million for the three and twelve months ended July 26, 2008, respectively, and $1.5 million and $6.2 million for the three and twelve months ended July 28, 2007, respectively.

(2)	The Company discontinued the operations of one of its subsidiaries in fiscal 2007 and has reported those results separately as discontinued operations in the financial statements for all periods presented.

NYSE: “DY”
DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INFORMATION
Unaudited

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	July 26,	July 28,	July 26,	July 28,
	2008	2007	2008	2007
	(In 000’s, except per share amounts)
Items:
Goodwill impairment charge	$(9,672)	$—	$(9,672)	$—
Reversal of interest expense on income tax related liabilities	377	—	716	—
Reversal of income tax related liabilities	1,133	—	1,991	—
Charge for wage and hour litigation	—	—	(7,591)	—
Reversal of pre-acquisition payroll related accruals	—	—	1,680	—
Gain on sale of real estate	—	—	—	2,485

	$(8,162)	$—	$(12,876)	$2,485

GAAP income from continuing operations	$4,587	$14,458	$24,404	$42,202
Adjustment for items above, net of tax	4,507	—	6,953	(1,508)

Non-GAAP income from continuing operations	$9,094	$14,458	$31,357	$40,694

Earnings per common share from continuing operations:

Basic earnings per share from continuing operations — GAAP	$0.12	$0.36	0.60	$1.04
Adjustment for items above	0.11	—	0.17	(0.04)

Basic earnings per share from continuing operations — Non-GAAP (1)	$0.23	$0.36	0.78	$1.01

Diluted earnings per share from continuing operations — GAAP	$0.12	$0.35	0.60	$1.04
Adjustment for items above	0.11	—	0.17	(0.04)

Diluted earnings per share from continuing operations- Non-GAAP (1)	$0.23	$0.35	0.77	$1.00

Shares used in computing GAAP earnings per common share from continuing operations and adjustment for items above (2):

Basic	39,718,070	40,659,201	40,417,945	40,407,641

Diluted	39,801,674	41,066,597	40,601,739	40,713,895

Shares used in computing Non-GAAP earnings per common share from continuing operations (2):

Basic	39,718,070	40,659,201	40,417,945	40,407,641

Diluted	39,801,674	41,066,597	40,628,916	40,713,895

(1)	Amounts may not add due to rounding.

(2)	On each of August 28, 2007 and May 20, 2008, the Company’s Board of Directors authorized the repurchase of up to $15 million of its common stock over an eighteen month period in open market or private transactions (for a cumulative authorization of $30 million). The Company repurchased 677,300 shares of its common stock during the three months ended July 26, 2008. The total amount repurchased during the twelve months ended July 26, 2008 was 1,693,500 shares.